UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16337	76-0476605

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620 Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 652-0582
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective October 15, 2010, Oil States International, Inc. (the “Company”) entered into $1.05 billion of senior credit facilities governed by the Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, PTI Group Inc., PTI Premium Camp Services Ltd., the Lenders (as defined in Article I of the Credit Agreement), Wells Fargo Bank, N.A., as administrative agent for the Lenders and as U.S. collateral agent for the Lenders, and Royal Bank of Canada, as administrative agent for the Canadian Lenders (as defined in Article I of the Credit Agreement) and as Canadian collateral agent for the Canadian Lenders. The Credit Agreement provides for (i) the extension of loans to the Company in an aggregate principal amount at any time outstanding not in excess of $700 million and (ii) the extension of loans to PTI Group Inc. and PTI Premium Camp Services Ltd. (the “Canadian Borrowers”), Canadian subsidiaries of the Company, in an aggregate principal amount at any time outstanding not in excess of $350 million. The maturity date of the Credit Agreement is December 10, 2015.
     Under the terms of the Credit Agreement, ABR loans bear interest at a rate per annum equal to Alternative Base Rate plus the Applicable Percentage. Alternative Base Rate means the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (iii) the Adjusted LIBO Rate for such day for a deposit in U.S. dollars with a maturity of one month plus 1.0%. Prime Rate means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, N.A. as its prime rate in effect. Federal Funds Effective Rate means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers. Adjusted LIBO Rate means an interest rate per annum equal to the product of the LIBO Rate in effect for such interest rate period and statutory reserves. LIBO Rate means the applicable British Bankers Association Interest Settlement Rate for deposits in U.S. dollars appearing on the Reuters “LIBOR1” screen. The Applicable Percentage for ABR loans varies from 1.00% to 2.000% based upon the Borrower’s leverage ratio. Under the terms of the Credit Agreement, Eurocurrency loans bear interest at a rate per annum equal to the Adjusted LIBO Rate for the interest period in effect for such borrowings plus the Applicable Percentage. The Applicable Percentage for Eurocurrency loans varies from 2.00% to 3.000% based upon the Borrower’s leverage ratio. Under the terms of the Credit Agreement, Canadian Price Rate Borrowings bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage. The Applicable Percentage for Canadian Prime Rate loans varies from 1.00% to 2.000% based upon the Borrower’s leverage ratio. Canadian Prime Rate means the annual rate of interest equal to the greater of: (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate or (b) the annual rate of interest equal to the sum of the CDOR Rate and 1%. The CDOR Rate is based on the average rate applicable to Canadian dollar bankers’ acceptances appearing on the Reuters screen CDOR Page. Under the terms of the Credit Agreement, B/A Borrowings are subject to an acceptance fee as set forth in the Credit Agreement. Under the terms of the Credit Agreement, U.S. Base Rate Borrowings bear interest at the U.S. Base Rate plus the Applicable Percentage. The Applicable Percentage for U.S. Base Rate Borrowings varies from 1.00% to 2.000% based upon the Borrower’s leverage ratio. The U.S. Base Rate means the greatest of (i) the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its base rate in effect for determining interest rates on U.S. dollar-denominated commercial loans in Canada, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (iii) the Adjusted LIBO Rate for such day for a deposit in U.S. dollars with a maturity of one month plus 1.0%. Under the terms of the Credit Agreement, the U.S. Swing Line Loan bears interest at the Alternative Base Rate plus the Applicable Percentage for ABR Loans. Under the terms of the Credit Agreement, Canadian Swing Line Loans bear interest at (i) if such loan is denominated in Canadian Dollars, the Canadian Prime Rate plus the Applicable Percentage for Canadian Prime Rate Loans and (ii) if such loan is denominated in U.S. dollars, the U.S. Base Rate plus the Applicable Percentage for U.S. Base Rate Loans.
     The Credit Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, and (iii) notification of certain events.
     Financial covenants in the Credit Agreement also require the Company not to permit:
•	the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company of less than 3.0 to 1.0; and

•	the Leverage Ratio for any four consecutive fiscal quarters of the Company to be greater than (i) 3.50 to 1.0 for each fiscal quarter ending after December 10, 2010 through December 31, 2011, (ii) 3.25 to 1.0 for each fiscal quarter ending from March 31, 2012 through December 31, 2012 and (iii) 3.00 to 1.00 for each fiscal quarter thereafter.

     The Credit Agreement contains various customary restrictive covenants, subject to certain exceptions, that prohibit the Company and its subsidiaries from, among other things, incurring additional indebtedness or guarantees, creating liens or other encumbrances on property, entering into certain sale and lease-back transactions, entering into a merger or similar transaction, selling or transferring certain property, making certain restricted payments and entering into transactions with affiliates.
     The failure to comply with the foregoing covenants will constitute an event of default (subject, in the case of certain covenants, to applicable notice and/or cure periods) under the Credit Agreement. Other events of default under the Credit Agreement include, among other things, (i) the failure to timely pay principal or interest, (ii) the inaccuracy of representations or warranties in any material respect, (iii) the occurrence of certain bankruptcy or insolvency events, (iv) loss of lien perfection or priority and (v) the occurrence of a change in control. The occurrence and continuance of an event of default could result in, among other things, termination of the Lenders’ commitments and acceleration of all amounts outstanding. The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s U.S. subsidiaries. The obligations of the Canadian Borrowers under the Credit Agreement are guaranteed by the Company and certain of its non-U.S. subsidiaries. In addition, the Company’s obligations under the Credit Agreement, subject to certain exceptions, are secured on a first-priority basis by liens on substantially all of the material personal property of the Company and the Company’s U.S. subsidiaries. The Canadian Borrowers’ obligations under the Credit Agreement, subject to certain exceptions, are secured on a first-priority basis by liens on substantially all of the material personal property of the Canadian Borrowers and certain of the Company’s non-U.S. subsidiaries.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
10.1 (a)	Amended and Restated Credit Agreement, dated December 10, 2010.

(a) Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson,
Senior Vice President, Chief Financial Officer and Treasurer

Dated: December 20, 2010

EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
10.1 (a)	Amended and Restated Credit Agreement, dated December 10, 2010.

(a) Filed herewith.